EXHIBIT 10.1

CONSENT TO AMENDMENT AND WAIVER

This CONSENT TO AMENDMENT AND WAIVER (this “Consent”), dated as of April 9, 2007 (the “Effective Date”), is entered into among EMCORE Corporation, a New Jersey corporation (the “Company”), and the beneficial owners party hereto (collectively, the “Consenting Holders”). Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture, dated as of February 24, 2004 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company announced on November 6, 2006 that its board of directors established a special committee (the “Special Committee”) to conduct an internal investigation relating to the Company’s historical stock option grant procedures and that the Company has informed the Securities and Exchange Commission (the “SEC”) of the Special Committee’s investigation;

WHEREAS, on December 15, 2006, the Company filed a Form 12b-25 with the SEC stating that the Company is (i) continuing to review the findings of the Special Committee as well as the accounting guidance regarding stock option granting practices recently published by the SEC to determine, among other things, for which specific prior periods a restatement of its historical financial statements may be required and (ii) unable to file its Form 10-K for the fiscal year ended September 30, 2006 (the “Form 10-K”) within the time period prescribed by the SEC;

WHEREAS, on January 12, 2007, the Company received two letters purporting to constitute notices of default from persons claiming to hold more than 25% of the 5% Convertible Senior Subordinated Notes due 2011 issued pursuant to the Indenture (the “Notes”) and on January 30, 2007 received three additional letters purporting to constitute notices of default from Cede & Co., the nominee of The Depository Trust Company (“DTC”) and the Holder of record of $21,000,000 in aggregate principal amount of the Notes (collectively, the “Notices”);

WHEREAS, on February 12, 2007, the Company filed a Form 12b-25 with the SEC stating that the Company would not be able to timely file its Quarterly Report on Form 10-Q for the quarter ended December 31, 2006 (the “Form 10-Q”);

WHEREAS, under Section 8.02 of the Indenture, if the Company does not cure the purported default within sixty (60) calendar days following notice of default, an Event of Default would occur under the Indenture and the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes could accelerate the maturity of the Notes causing the outstanding principal amount of the Notes and accrued and unpaid interest thereon to become immediately due and payable;

WHEREAS, Section 11.02 of the Indenture permits the Company and the Trustee to amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and Sections 8.04 and 11.02 of the Indenture permit the Holders of at least a majority in principal amount of the Notes to waive compliance by the Company with any provision of the Indenture and the Notes;

WHEREAS, on April 5, 2007, the Company received a notice of acceleration purporting to accelerate payment of the Notes (the “Notice of Acceleration”);

WHEREAS, Section 8.02 of the Indenture permits the Holders of a majority in aggregate principal amount of the then outstanding Notes to rescind an acceleration and its consequences by written notice to the Trustee;

WHEREAS, the Consenting Holders, representing a majority in aggregate principal amount outstanding on the date thereof, desire to rescind the Notice of Acceleration and its consequences in accordance with Section 8.02 of the Indenture; and

WHEREAS, the Company and the Consenting Holders desire to amend the Indenture and the Notes in the form of the First Supplemental Indenture between the Company and the Trustee, a copy of which is attached hereto as Exhibit A (the “Supplemental Indenture”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

Section 1.  Waiver. Pursuant to Sections 8.04 and 11.02 of the Indenture and subject to the provisions set forth in Section 13 f the Supplemental Indenture upon effectiveness of the Supplemental Indenture, each Consenting Holder hereby waives (the “Waiver”) any and all Defaults or Events of Default relating to any failure of the Company to observe or perform any covenant or agreement contained in the Notes or the Indenture as a result of the Company’s failure to file with the SEC, or with the Trustee, the Form 10-K, the Form 10-Q and/or any other reports that the Company fails to file in a timely manner (collectively, the “Asserted Reports Defaults”) for reasons in whole or in part directly or indirectly attributable to or arising out of the Company’s review of its historical stock option grants as initially reported in a Current Report on Form 8-K filed with the SEC on November 6, 2006. Any Defaults or Events of Default that have occurred with respect to Section 6.03 of the Indenture shall be deemed to have been cured for all purposes and the Notices are hereby withdrawn.

Section 2.  Supplemental Indenture. Pursuant to Section 11.02 of the Indenture, each Consenting Holder hereby consents to the execution and delivery by the Company and the Trustee of the Supplemental Indenture in substantially the form attached hereto as Exhibit A and to the amendments to the Indenture and the Notes set forth therein (the “Amendments”).

Section 3.  Recission and Agreement to Rescind. Each of the Consenting Holders hereby rescinds the Notice of Acceleration and will cause the Depositary to be so advised. Furthermore, in the event that Holders or beneficial owners of the Notes (other than the Consenting Holders) holding at least 25% in aggregate principal amount of the outstanding Notes deliver or the Trustee delivers a notice of default to the Company relating to any Asserted Reports Defaults and/or declares all of the Notes to be due and payable (the “Acceleration”), each of the Consenting Holders, severally and not jointly, hereby agrees to provide, within three business days after the Company notifies such Consenting Holder that Holders or beneficial owners of the Notes have given such Acceleration, written notice to the Trustee that such Consenting Holder rescinds such notice and/or the Acceleration, as applicable, in accordance with Section 8.02 of the Indenture.

Section 4.  Transfer. Any Consenting Holder may transfer its Notes (together with its rights hereunder) to any Person, subject to the ability of such Person to make the representations and warranties set forth in Section 6 of this Consent and subject to each such Person executing a counterpart to this Consent and delivering such counterpart to the Trustee and the Company prior to the transfer. Any transfer in violation of this Section 4 shall be null and void. The provisions of this Section 4 will terminate on the Purchase Expiration Date (as defined in Section 5 hereof). The parties agree that the Trustee shall have no responsibility whatsoever with respect to any transfers in accordance with this Section 4.

Section 5.  Purchase of Notes. At any time prior to the fifth Business Day following the Effective Date (the “Purchase Expiration Date”), the Company may purchase an aggregate of 12% of the outstanding principal amount of Notes held by each of the Consenting Holders, upon notice to the Consenting Holders setting forth the purchase date (not later than the Purchase Expiration Date), at a purchase price equal to $1,000 per $1,000 principal amount of the Notes purchased plus accrued and unpaid interest, if any, to but excluding the date of purchase. On the purchase date, the Company shall notify the Trustee as to which Notes the Company intends to repurchase and shall transmit by wire transfer to the Paying Agent (as defined in the Indenture) an aggregate amount of money sufficient to pay the purchase price of and accrued interest on the Notes to be purchased from the Consenting Holders. Each Consenting Holder shall cause the broker or custodian holding such Consenting Holder’s beneficial interest in the Notes to be purchased from such Consenting Holder to submit an instruction through DTC’s DWAC system to the Paying Agent to withdraw the amount of Notes to be purchased from such Consenting Holder. Upon the Paying Agent’s receipt of such instructions, the Company shall cause the Paying Agent to deliver to the account number set forth next to each Consenting Holder’s name on Schedule I hereto payment in the amount set forth next to each Consenting Holder’s name on Schedule I hereto. The Consenting Holder will not be entitled to receive interest accrued on and after the purchase date, provided the purchase price has been deposited with the Paying Agent.

Section 6.  Representations and Warranties of the Consenting Holders. Each of the Consenting Holders hereby represents and warrants to the Company as follows:

(a) Each Consenting Holder is the beneficial owner of the principal amount of Notes indicated below its name on the signature page hereto, has the power and authority to vote such Notes, has full power and authority to execute and deliver this Consent and to perform its obligations hereunder and owns the Notes through the DTC Participant or Custodian set forth in Schedule I hereto.

(b) Each Consenting Holder has such knowledge and experience in financial and business matters that such Consenting Holder is capable of protecting its own interests in connection with the grant of the rights set forth herein and evaluating the merits and risks related thereto.

(c) Each Consenting Holder and such Consenting Holder’s advisors have such knowledge and experience in financial, tax and business matters so as to enable the Consenting Holder to utilize the information made available to the Consenting Holder to evaluate the merits and risks of transaction contemplated by this Consent and to make an informed investment decision with respect thereto.

(d) Each Consenting Holder has its own tax advisors and has not relied upon the Company and/or its representatives for tax advice in connection with the transactions contemplated by this Consent.

(e) Each Consenting Holder acknowledges that the Amendments, including, without limitation, the amendment to Section 3.07(a) of the Indenture contained in the Supplemental Indenture, provide additional rights or benefits to the Holders of the Notes and that such Amendment does not adversely affect the legal rights under the Indenture of such Consenting Holder.

Section 7.  Representation and Warranty of the Company. The Company hereby represents and warrants to the Consenting Holders that it has full power and authority to execute and deliver this Consent and to perform its obligations hereunder.

Section 8.  Tax Consequences. The Consenting Holders acknowledge that the Amendments and Waiver may constitute a taxable event with respect to the Notes and that each Consenting Holder has consulted its tax advisors regarding the risk that adoption of the Amendments and Waiver constitutes a significant modification for U.S. federal income tax purposes, the tax consequences to them if the Amendments and Waiver are so treated, the characterization of the Notes and any new notes (if the Amendments and Waiver constitute a significant modification) as securities for tax purposes, and the tax consequences of continuing to hold Notes after the adoption of the Amendments and Waiver (including the specific consequences in the event of a subsequent redemption of the Notes). The Consenting Holders further acknowledge that, to ensure compliance with requirements imposed by the Internal Revenue Service, that any U.S. federal income tax advice contained in this communication (including attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed herein.

Section 9.  Miscellaneous.

(a)  Severability. In case any provision of this Consent shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(b)  Counterpart Originals. The parties may sign any number of counterparts of this Consent and on separate counterparts. Each signed counterpart shall be an original, but all of them together represent the same agreement.

(c)  Headings. The Headings of the Sections of this Consent have been inserted for convenience of reference only, are not to be considered part of this Consent and shall in no way modify or restrict any of the terms or provisions hereof.

(d)  Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS CONSENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(e)  Amendment. This Consent may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(f)  Notices. All notices provided for or permitted hereunder shall be made in writing by hand-delivery, facsimile or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company:

EMCORE Corporation
1600 Eubank Blvd. SE
Albuquerque, NM 87123
Attention: Chief Financial Officer
Facsimile No.: (505) 323-3402

with a copy to:

Jones Day
51 Louisiana Avenue N.W.
Washington, DC 20001
Attention: John E. Welch, Esq.
Facsimile No.: (202) 626-1700

If to the Consenting Holders, at the addresses shown below their names on the signature page attached to this Consent, or to such other address as has been designated by notice in writing by such party to the others in accordance with the provisions of this Section 9(f).

All such notices shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when confirmation of receipt is delivered by facsimile transmission or (iii) on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. For purposes of this Consent, “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

EMCORE CORPORATION

By: /s/ Reuben Richards Jr.
Name: Reuben Richards Jr.
Title: Chief Executive Officer

Signature Page to Consent to Amendment and Waiver

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

Akanthos Arbitrage Master Fund, LP
By Akanthos Capital Mgmt, LLC its GP

By: /s/ Michael Kao
Michael Kao, Manager

Holder of $21,000,000 principal amount of the Notes

Address:
c/o Akanthos Capital Management, LLC
21700 Oxnard Street, Suite 1520
Woodland Hills, CA 91367
Facsimile No.: 818-883-8271

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

ALEXANDRA GLOBAL MASTER FUND LTD.

By: ALEXANDRA INVESTMENT MANAGEMENT, LLC, as Investment Manager

By: /s/ Mikhail Filimonov
Name: Mikhail Filimonov
Title: Chairman & CEO

Holder of $6,475,000 principal amount of the Notes

Address:
c/o Alexandra Investment Management, LLC
767 Third Avenue
39th Floor
New York, New York 10017
Facsimile No.: 211-301-1810

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

CC ARBITRAGE LTD.

By: /s/ Allan Weine
Name: Allan Weine
Title: Managing Director

Holder of $10,500,000 principal amount of the Notes

Address:
111 W. Jackson 20th Floor
Chicago, IL 60604
Facsimile No.: 312-692-7551

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

CITIGROUP GLOBAL MARKETS INC.

By:   /s/ Kevin G. Russell
Name: Kevin G. Russell
Title: M.D.

Holder of $22,775,000 principal amount of the Notes

Address:
390 Greenwich Street - 3rd Floor
New York, NY 10013
Facsimile No.: 212-723-8881

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

FIDELITY CONVERTIBLE SECURITIES FUND

By:   /s/ Peter Lydecker
Name: Peter Lydecker
Title: Assistant Treasurer

Holder of $9,000,000 principal amount of the Notes

Address:
82 Devonshire Street V13H
Boston, MA 02109
Facsimile No.: 617-392-1720

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

FIDELITY STRATEGIC DIVIDEND & INCOME FUND

By:   /s/ Peter Lydecker
Name: Peter Lydecker
Title: Assistant Treasurer

Holder of $1,000,000 principal amount of the Notes

Address:
82 Devonshire Street V13H
Boston, MA 02109
Facsimile No.: 617-392-1720

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

FORUM FUNDS - ABSOLUTE STRATEGIES FUND, managed by Mohican Financial Management, LLC

By:   /s/ Eric Hage
Name: Eric Hage
Title: Chief Investment Officer

Holder of $300,000 principal amount of the Notes

Address:
21 Railroad Avenue, Suite 35
Cooperstown, NY 13326
Facsimile No.: 607-547-1903

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

MOHICAN VCA MASTER FUND LTD.

By:   /s/ Eric Hage
Name: Eric Hage
Title: Chief Investment Officer

Holder of $2,500,000 principal amount of the Notes

Address:
21 Railroad Avenue, Suite 35
Cooperstown, NY 13326
Facsimile No.: 607-547-1903

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

ONYX FUNDS HOLDINGS LDC

By:   /s/ Jason Mallet
Name: Jason Mallet
Title: Portfolio Manager

Holder of $1,000,000 principal amount of the Notes

Address:
88 Pine Street
New York, NY 10005
Facsimile No.: 212-514-6767

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

TQA SPECIAL OPPORTUNITIES MASTER FUND LTD

By:   /s/ Robert Butman
Name: Robert Butman
Title: CEO

Holder of $3,100,000 principal amount of the Notes

Address:
333 Ludlow Street
Staford, CT 06902
Facsimile No.:

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed as of the date first above written.

CONSENTING HOLDER:

WHITEBOX DIVERSIFIED CONVERTIBLE ARBITRAGE PARTNERS LP

By:   /s/ Jonathan Wood
Name: Jonathan Wood
Title: Chief Financial Officer/Director

Holder of $1,000,000 principal amount of the Notes

Address:
3033 Excelsior Blvd., Suite 300
Minneapolis, MN 55416
Facsimile No.: